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                                   Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Dexter Corporation on Form S-8 (File Nos. 2-63959, 33-27597, 33-53307, 33-53309,
333-02985, 333-04081, and 333-42663) of our report dated January 22, 1999, on our audits of the consolidated financial statements of Life Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Form 8-K/A of Dexter Corporation.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


McLean, Virginia
March 11, 1999


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